EXHIBIT 99.3



                       FROM:    BALLY TOTAL FITNESS HOLDING CORPORATION
                                8700 West Bryn Mawr Avenue
                                Chicago, Illinois 60631
                                Contact: Dave Southern - Tel. (773) 399-7611
                                Vice President, Public and Investor Relations
                                Email: dsouthern@BallyFitness.com

                                THE MWW GROUP
                                Public Relations
                                Contact: Laurie Terry - Tel. (201) 964-2409
                                Email: lterry@mww.com
- --------------------------------------------------------------------------------
                                                           FOR IMMEDIATE RELEASE

              BALLY TOTAL FITNESS CONTINUES TO EXPAND ACROSS NORTH AMERICA WITH ACQUISITION OF CANADIAN FITNESS COMPANY

THE SPORTS CLUBS OF CANADA IS LATEST ADDITION TO COMPANY'S GROWING PORTFOLIO OF
                             UPSCALE FITNESS BRANDS

      CHICAGO, July 21, 1999 - Bally Total Fitness (NYSE: BFT) today announced the acquisition of The Sports Clubs of Canada, the leading upscale fitness club chain in Canada. The Sports Clubs of Canada operates 10 high quality, customer service-oriented, upscale commercial fitness, racquet and social clubs in Toronto. Following the merger, Bally Total Fitness will own and operate 13 fitness centers in the Toronto market, bringing to more than 350 the total number of Bally Total Fitness centers in North America.

      Bally management intends to operate The Sports Clubs of Canada under its current brand, allowing the combined Canadian operations of Bally Total Fitness to offer the best in fitness to a wider range of potential fitness center members in Toronto, including moderate to upscale market segments.

      The combined group of fitness centers in Toronto will be managed by the highly experienced management team of The Sports Clubs of Canada, who will lead Bally's expansion of its Canadian operations.

      Lee Hillman, President and Chief Executive Officer of Bally Total Fitness, said, "We are enthusiastic about the combination of our businesses. The Sports Clubs of Canada's clubs are outstanding, well-managed facilities, and we are fortunate to have this strong management team join us to help expand our Canadian presence."

                                    - more -

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Bally and Sports Clubs of Canada
Take 2-2-2


       "We expect the acquisition to be accretive to our earnings," Hillman continued, "and expect to achieve certain operating economies of scale as these clubs are quickly integrated into Bally's administrative support infrastructure.

       "The strong Sports Clubs of Canada brand is a great addition to our growing portfolio of upscale, higher-margin fitness brands, which today includes Bally Sports Clubs, Pinnacle Fitness and Gorilla Sports." Hillman concluded, "With these brands, Bally Total Fitness is in a great position to tailor our product and service offerings to closely meet the needs of our members in each market where we operate."

      The Sports Clubs of Canada's President, Michael Levy, expressed excitement for the merger, noting that, "I have been thoroughly impressed by both the management team's vision for Bally Total Fitness and the consistently high quality of people who make up that team. Our merger with Bally gives us the financial resources, administrative support and depth of professional management that will benefit both our members and employees, as well as help us further expand The Sports Clubs of Canada."

      Bally Total Fitness has added 26 new fitness centers across North America during 1999 and expects to open at least 10 additional centers before the end of the year.

      Bally Total Fitness is the largest, and only nationwide, commercial operator of fitness centers, with approximately 4 million members and 350 facilities located in 27 states and Canada. With more than 120 million annual visits by members to its fitness centers, Bally Total Fitness provides a unique platform for distribution of products and services to active, fitness-conscious adult consumers.

      Forward-looking statements in this release including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: general economic and business conditions; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; acceptance of new product offerings; changes in business strategy or plans; quality of management; availability, terms, and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulation; regional weather conditions; failure of entities that provide goods and services to us to be year 2000 compliant; and other factors described in filings of the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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